As filed with the Securities and Exchange Commission on December 28, 2009

Registration No. 333-111382

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Aeolus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	8731	56-1953785
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
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26361 Crown Valley Parkway, Suite 150
Mission Viejo, CA 92691-7234
(949) 481-9825
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. McManus
Chief Financial Officer, Secretary and Treasurer
26361 Crown Valley Parkway, Suite 150
Mission Viejo, CA 92691-7234
(949) 481-9825

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:
Jeffrey T. Hartlin
Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor
San Francisco, CA 94105
(415) 856-7024

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Approximate date of commencement of proposed sale to the public : From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act. check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

On December 19, 2003, Aeolus Pharmaceuticals, Inc. (the “Registrant”), filed a registration statement on Form S-1, Registration Number 333-111382 (the “Registration Statement”), with the Securities and Exchange Commission to register the resale by the selling stockholders named in the Registration Statement of 82,601,644 shares of common stock of the Registrant (the “Common Stock”) issued or issuable upon the exercise of warrants.  Initially 82,601,644 shares were registered but on July 16, 2004, the Registrant effected a 10-for-1 reverse split, resulting in 8,260,164 shares registered under the registration statement.

The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Common Stock. The Registrant is seeking to deregister the Common Stock because its obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreements with the selling stockholders has expired. The Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the Common Stock registered under the Registration Statement that has not been resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 28, 2009.

Aeolus Pharmaceuticals, Inc.

By:	/s/ Michael P. McManus
                Michael P. McManus
                   Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 28, 2009.

Name	Title
/s/ John L. McManus	Chief Executive Officer and President (Principal Executive Officer)
John L. McManus

/s/ Michael P. McManus	Chief Financial Officer, Secretary and Treasurer
Michael P. McManus

/s/ David C. Cavalier	Chairman of the Board of Directors
David C. Cavalier

/s/ John M. Farah	Director
John M. Farah, Jr. Ph.D.

/s/ Joseph J. Krivulka	Director
Joseph J. Krivulka

/s/ Amit Kumar	Director
Amit Kumar, Ph.D.

/s/ Michael E. Lewis	Director
Michael E. Lewis, Ph.D.

/s/ Chris A. Rallis	Director
Chris A. Rallis

/s/ Peter D. Suzdak	Director
Peter D. Suzdak, Ph.D.